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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 8, 2001, relating to the financial statements and financial statement schedules of eXcelon Corporation, which appear in eXcelon Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/S/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
November 5, 2001